Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report on Form 10-Q of Birner Dental Management Services, Inc., a Colorado corporation (the “Company”), for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, who are the Chief Executive Officer and the Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m, or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 13, 2014

By:	/s/ Frederic W.J. Birner
Name:	Frederic W.J. Birner
Title:	Chief Executive Officer

By:	/s/ Dennis N. Genty
Name:	Dennis N. Genty
Title:	Chief Financial Officer